Exhibit 99.1

SUMMARY NOTICE OF PENDENCY AND SETTLEMENT OF LITIGATION

TO:  ALL CURRENT RECORD HOLDERS AND BENEFICIAL OWNERS OF CHESAPEAKE ENERGY CORPORATION CAPITAL STOCK OF ALL CLASSES AND SERIES AS OF NOVEMBER 1, 2011 (EXCLUDING DEFENDANTS).

PLEASE READ THIS NOTICE CAREFULLY AND COMPLETELY.  YOUR RIGHTS MAY BE AFFECTED.  PLEASE NOTE THAT THIS ACTION IS NOT A “CLASS ACTION” AND NO INDIVIDUAL SHAREHOLDER HAS THE RIGHT TO BE COMPENSATED AS RESULT OF THIS SETTLEMENT.

This notice is being provided to you pursuant to an Order of the District Court of Oklahoma County, State of Oklahoma.  The purpose of the notice is to inform you that a proposed settlement (the “Settlement”) has been reached in connection with two lawsuits, Louisiana Municipal Police Employees’ Retirement System v. Chesapeake Energy Corporation, Case No. CJ-2009-2870 and In re Chesapeake Shareholder Derivative Litigation, Case No. CJ-2009-3983, filed in the District Court of Oklahoma County (collectively, the “Litigation”).

The Court has scheduled a hearing to consider the fairness, adequacy and reasonableness of the terms of the Settlement of the Litigation.  This notice does not express any opinion of the Court with respect to the merits of the case, or whether the proposed Settlement is fair, adequate and reasonable.

The Litigation

In the Litigation Plaintiffs allege that the Board of Directors (the “Board”) of Chesapeake Energy Corporation (“Chesapeake” or the “Company”) breached fiduciary duties owed to the Company in connection with their approval of the compensation paid to Chesapeake’s Chief Executive Officer Aubrey K. McClendon  (“McClendon”) in 2008.  Plaintiffs further seek a court order permitting them to inspect Chesapeake’s books and records relating to the Board’s decisions with respect to McClendon’s 2008 compensation.  The Company and the Individual Defendants have not admitted any allegation of wrongdoing, or that the members of the Board failed to discharge their fiduciary duties in any respect, or that Plaintiffs are able to make the factual showing necessary to permit inspection of the Company’s books and records relating to the Board’s decisions.  The cases comprising the Litigation were dismissed by the trial court, and are currently on appeal.  Any damages awarded in the Litigation would be paid to the Company.

The Settlement

The terms of the proposed Settlement are set forth in a Stipulation of Settlement dated November 1, 2011 (the “Stipulation”).  This notice should be read in conjunction with, and is qualified in its entirety by reference to, the text of the Stipulation, which has been filed with the Court and can be viewed in its entirety on the Company’s website, www.chk.com.  All capitalized terms herein have the same meanings as set forth in the Stipulation.

The principal terms of the Settlement set forth in the Stipulation include: (1) the rescission of the sale of an antique map collection that occurred in December 2008 between  McClendon and the Company, whereby McClendon will pay the Company $12.1 million plus interest and the Company will reconvey the map collection to McClendon; (2) the adoption and/or implementation of a variety of corporate governance measures, including but not limited to measures relating to (i) retention of an independent compensation consultant, (ii) the provision of recommendations and information to the compensation consultant by Plaintiffs’ Counsel, (iii) expansion of duties of the Company’s lead independent director, (iv) enhanced communication with shareholders and the maintenance of a vice president position at Chesapeake in accordance therewith, and (v) senior management stock ownership guidelines; and (3) Chesapeake’s payment of Plaintiffs’ Counsel’s attorney fees and expenses in the amount of $3,750,000, subject to Court approval.  The foregoing description of the Settlement is not intended to be comprehensive.

The Settlement Hearing

The Court has scheduled a hearing (the “Settlement Hearing”) for January 30 2012, at 9 o’clock, before the Honorable Daniel L. Owens, in the District Court of Oklahoma County, Oklahoma County Courthouse, 320 Robert S. Kerr Avenue, Oklahoma City, OK 73102.  The purpose of the Settlement Hearing is to determine whether the Court should approve the proposed Settlement.

At the Settlement Hearing the Court will: (1) consider whether the terms and conditions of the Settlement as set forth in the Stipulation are fair, reasonable and adequate to Chesapeake and Chesapeake Stockholders; (2) consider the proposed Judgments, pursuant to which the Litigation would be dismissed with prejudice and the Released Claims set forth in the Stipulation would be released by and on behalf of Chesapeake and the Chesapeake Stockholders; (3) consider whether to award the Fee and Expense Award to Plaintiffs’ Counsel as set forth in the Stipulation, which would be paid by Chesapeake and/or its D&O Insurance; and (4) hear such other matters that the Court may deem appropriate in connection with the Settlement.

Claims to be Released Pursuant to the Proposed Settlement

If the Settlement is approved, the Litigation will be dismissed with prejudice against all Defendants.  The Defendants (and their related parties, the Released Parties) will be released by Plaintiffs and, to the fullest extent permitted by law, Chesapeake and the Chesapeake Stockholders, from all Released Claims.

The Released Claims are any and all claims, rights or causes of action or liabilities whatsoever, whether based on federal, state, local, statutory or common law, or any rule or regulation, including both known and Unknown Claims (as defined in the Stipulation), and claims that have accrued or matured, or not accrued or matured, that were or could have been asserted derivatively by Plaintiffs, Chesapeake or Chesapeake Stockholders against the Released Parties, to the extent that they arise out of or relate to the subject matter of the Litigation or the corporate governance measures set forth in the Stipulation.  Released Claims expressly exclude any claim asserted in Safron Capital Corp. v. Chesapeake Energy Corp., et al., Case No. 09-cv-1114-D (currently styled United Food and Commercial Workers Union, et al. v. Chesapeake Energy Corporation, et al.), any claim relating to the future application of the corporate governance measures set forth in Section V of the Stipulation, and any claim relating to enforcement of the Stipulation.

Filing of Objections and Appearance at Settlement Hearing

Any Chesapeake Stockholder as of November 1, 2011 who objects to the Settlement of the Litigation, the terms of the Stipulation, the Judgments to be entered dismissing the Litigation, and/or the Fee and Expense Award to Plaintiffs’ Counsel, or who otherwise wishes to be heard on matters related to the proposed Settlement, may file a written objection, and appear personally or by counsel at the Settlement Hearing to present evidence or argument.

Please note that, unless the Court orders otherwise for good cause shown, in order to present evidence or argument at the Settlement Hearing you must file and counsel must be in receipt of the following documents by at least fifteen (15) days prior to the Settlement Hearing: (1) a written notice of intention to appear, listing your name, address, and telephone number and, if you are represented, the counsel who will appear at the Settlement Hearing; (2) a written statement of specific objections to the proposed Settlement or other matters to be considered at the Settlement Hearing; (3) account statements or other documentation sufficient to show that you are presently a Chesapeake Stockholder and the date(s) your shares were acquired; (4) a written statement of the grounds for your objections or the reasons you want to appear and be heard; and (5) all documents and writings that you want the Court to consider.

All such documents must be filed with the Court and served by hand, or by overnight or electronic delivery, upon the following counsel:

Co-Lead Counsel for Plaintiffs

Marc I. Gross
POMERANTZ HAUDEK GROSSMANN & GROSS LLP
100 Park Avenue, 26th Floor
New York, NY 10025
migross@pomlaw.com

Timothy A. DeLange
BERNSTEIN LITOWITZ BERGER & GROSSMANN LLP
12481 High Bluff Drive, Suite 300
San Diego, CA 92130-3582
timothyd@blbglaw.com

Robin Winchester
KESSLER TOPAZ MELTZER & CHECK, LLP
280 King of Prussia Road
Radnor, PA 19087
rwinchester@ktmc.com

Counsel for Defendants

Robert P. Varian
ORRICK, HERRINGTON & SUTCLIFFE LLP
The Orrick Building
405 Howard Street
San Francisco, CA 94105
rvarian@orrick.com

PLEASE DO NOT CALL OR DIRECT ANY INQUIRIES TO THE COURT.

If you have any questions regarding the Settlement, please direct your inquiries to Plaintiffs’ Counsel:

TIMOTHY A. DeLANGE
BERNSTEIN LITOWITZ BERGER & GROSSMANN LLP
12481 High Bluff Drive, Suite 300
San Diego, CA 92130-3582
(866) 648-2524